Exhibit 99.1

First Patient Enrolled in U.S. STAR-T Pivotal Trial Evaluating the DrugSorb-ATR™ Antithrombotic Removal System to Remove Ticagrelor During Cardiothoracic Surgery

MONMOUTH JUNCTION, N.J., October 14, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced today that the first patient has been enrolled in the Safe and Timely Antithrombotic Removal-Ticagrelor (STAR-T) double-blind, randomized, controlled clinical trial designed to support FDA marketing approval of the DrugSorb-ATR™ Antithrombotic Removal System for intraoperative removal of ticagrelor during cardiothoracic surgery. The STAR-T trial received full FDA IDE Approval in July 2021, and is being performed under the auspices of FDA Breakthrough Designation granted in April 2020. The STAR-T trial is expected to enroll up to 120 patients across 20 sites and be completed by 2022. The first patient was enrolled by Dr. Bradley S. Taylor, Chief of the Division of Cardiac Surgery and Director of Coronary Revascularization and site Principal Investigator at the University of Maryland Medical Center.

Dr. Bradley S. Taylor stated, "Ticagrelor is an antiplatelet agent routinely used in the management of patients with acute coronary syndrome to reduce the risk of death, myocardial infarction, and stroke. However, when urgent surgery is required, patients on ticagrelor are at very high risk of serious and potentially fatal bleeding. We are very pleased to enroll the first patient in the landmark STAR-T study that is investigating the ability of DrugSorb-ATR™ to remove ticagrelor during surgery and reduce the risk of bleeding in these patients. If positive, STAR-T could establish DrugSorb-ATR as an easily implemented solution that addresses a long-standing, frequent, and critical unmet medical need faced by cardiac surgery centers around the world."

Dr. Efthymios N. Deliargyris, Chief Medical Officer of CytoSorbents stated, “Removing antithrombotic agents intraoperatively with the DrugSorb-ATR system in patients requiring urgent cardiac surgery has the potential to save lives, reduce morbidity and provide substantial cost savings to heart centers around the world.  The FDA approved STAR-T trial has now left the station and we will work diligently to deliver on our stated goal to finish the trial in 2022.  Following the granting of a second Breakthrough Designation for the removal of apixaban and rivaroxaban, we recently received full FDA approval of our IDE application to conduct the Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants (STAR-D) trial, a second, very similar study that will leverage the existing infrastructure of STAR-T. We anticipate fast study start-up and estimate that the first patient will be enrolled early in 2022. The goal of both studies is to gain FDA marketing approval for the most widely prescribed next generation antiplatelet and anticoagulant agents and unlock an estimated $1 billion U.S. market opportunity.”

In April 2020, the FDA granted CytoSorbents Breakthrough Device Designation to remove ticagrelor during cardiothoracic surgery, recognizing this major unmet medical need. Each year, ticagrelor is prescribed to millions of cardiovascular patients worldwide to reduce the risk of recurrent heart attack, stroke, or cardiovascular death. Ticagrelor is frequently preferred as first-line therapy in patients presenting to hospitals with an acute coronary syndrome in preparation of percutaneous coronary intervention (PCI) and stent placement. However, up to 10% of these patients will require coronary artery bypass graft (CABG) open heart surgery. As several clinical studies, such as the PLATO trial, have shown, these patients face a very high risk of severe or life-threatening perioperative bleeding. CytoSorbents’ CytoSorb® therapy is the only treatment approved to remove ticagrelor during cardiopulmonary bypass in the E.U. The DrugSorb-ATR™ Antithrombotic Removal system is based on the same polymer technology as CytoSorb®. If FDA marketing approval is obtained by the FDA, DrugSorb-ATR™ would be marketed in the United States for ticagrelor removal during urgent cardiothoracic surgery, with the intention of reducing the risk of bleeding.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in 68 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death. These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 152,000 CytoSorb devices have been delivered to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure. The DrugSorb-ATR™ Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery. The Company is initiating two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR. The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery. The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb-ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others. The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb-ATR™, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, anticipated future results and performance, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact: Eric Kim Rubenstein Public Relations 212-805-3052 ekim@rubensteinpr.com

4